Exhibit 10.15
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                           RESTRICTED STOCK AGREEMENT

         This Restricted Stock Agreement is entered into between Galyan's Trading Company, Inc., an Indiana corporation ("Company"), and Edwin Holman ("Employee"), effective as of September 3, 2003.

                                   Background

         A. Company and Employee are parties to an Employment Agreement, dated August 29, 2003 ("Employment Agreement").

         B. Pursuant to Section 3(d) of the Employment Agreement, Company has agreed to grant Employee 100,000 shares of unregistered common stock of Company, effective as of the date Employee commences employment with Company, subject to the terms and conditions provided in the Employment Agreement and this Restricted Stock Agreement.

         In consideration of the premises, Company and Employee agree as follows:

                                    Agreement

         1. Company grants Employee 100,000 shares of unregistered common stock of Company, effective as of September 3, 2003, which shares ("Restricted Shares") shall be subject to the restrictions specified in this Restricted Stock Agreement. Company agrees to endeavor to register the Restricted Shares within a reasonable time after the grant date specified in the preceding sentence.

         2. Until such time as the Restricted Shares become vested, Employee shall not have any right to sell, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares. Employee represents and warrants to Company that he shall not sell, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares in violation of applicable securities laws or the provisions of this Restricted Stock Agreement. Except as expressly provided in this Restricted Stock Agreement, all non-vested Restricted Shares shall be forfeited upon Employee's termination of employment.

         3.       The Restricted Share shall vest as follows:

                  (a) Employee's right to 40% of the Restricted Shares (or 40,000 Restricted Shares) shall vest on his first day of employment with Company, provided, however, if Employee terminates employment for other than Good Reason (as defined in the Employment Agreement) before the first anniversary of his employment commencement date, he shall be obligated to resell the Restricted Shares to the Company as provided in
         Section 3(j) of the Employment Agreement. Employee represents and warrants to Company that he shall not sell, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares before the first anniversary of his employment commencement date.

                  (b) Employee's right to an additional 20% of the Restricted Shares (or 20,000 Restricted Shares) shall become vested on each of the first anniversary, second anniversary, and third
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         anniversary of Employee's employment commencement date, provided
         Employee is employed by Company on such anniversary date.

                  (c) If Employee's employment terminates under the circumstances covered by Section 5(b) or (c) of the Employment Agreement, all Restricted Shares granted to Employee shall become fully vested (to the extent not already vested) upon Employee's termination of employment.

                  (d)      If Employee's employment terminates pursuant to
         Section 4(c) or 4(d) of the Employment Agreement, all Restricted Shares granted to Employee shall become fully vested (to the extent not already vested) upon Employee's termination of employment.

                  (e) If a Change in Control (as defined in Section 7 of the Employment Agreement occurs, all Restricted Shares granted to Employee shall become fully vested (to the extent not already vested), effective as of the date on which such Change in Control occurs.

         4. Employee represents and warrants to Company that he is acquiring the Restricted Shares for his own account for investment and not with a view to or for resale in connection with any distribution of the Restricted Shares and that he has no present intention of distributing or reselling the Restricted Shares. Employee acknowledges that the certificate or certificates representing the Restricted Shares shall bear an appropriate legend relating to restrictions on transfer.

         IN WITNESS WHEREOF, Company and Employee have executed this Agreement, effective as of the date specified in the first paragraph hereof.

                                       GALYAN'S TRADING COMPANY, INC.



/s/ EDWIN HOLMAN                       By:
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Edwin Holman


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(Date)                                 Office


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